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                                                                   Exhibit 17(a)

                                                                PRELIMINARY COPY
                                                                ----------------


                             EXCELSIOR FUNDS, INC.


  This proxy is solicited by the Board of Directors of Excelsior Funds, Inc. (the "Company") for use at a special meeting of shareholders of the Company's Income and Growth Fund (the "Fund") to be held on June 30, 1999, at 10:00 a.m. (eastern time), at the offices of United States Trust Company of New York, 114 West 47th Street, New York, New York 10036.

  The undersigned hereby appoints Frank Bruno, Mark Dari, Patricia Leyne, Michael Malloy and Daniel Moonay, and each of them, with full power of substitution, as proxies of the undersigned to vote at the above-stated special meeting, and at all adjournments or postponements thereof, all shares of capital stock representing interests in the FUND held of record by the undersigned on April 9, 1999, the record date for the meeting, upon the following matter and upon any other matter that may come before the meeting, in their discretion:


(1) Proposal to approve or disapprove a Plan of Reorganization and the transactions contemplated thereby, including the transfer of all of the assets and liabilities of the Company's Income and Growth Fund (the "Transferor Fund") to the Company's Blended Equity Fund (the "Surviving Fund"), the amendment of the Company's Charter reclassifying all shares of the Transferor Fund as shares of the Surviving Fund, and accomplishment of the reclassification by the issuance of such shares of the Surviving Fund to shareholders of the Transferor Fund.

                    [_] For     [_] Against    [_] Abstain

(2) In their discretion, the proxies are authorized to vote upon such other business as may properly come before the Meeting.

Please sign, date and return the proxy card promptly using the enclosed envelope. every properly signed proxy will be voted in the manner specified hereon and, in the absence of specification, will be treated as granting authority to vote "for" the proposal.

Please sign exactly as name appears hereon. when shares are held by joint tenants, both should sign. when signing as attorney or executor, administrator, trustee or guardian, please give full title as such. if a corporation, please sign in full corporate name by president or other authorized officer. if a partnership, please sign in partnership name by authorized person.



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  SIGNATURE            DATE         SIGNATURE (JOINT OWNER)          DATE